W3 Group, Inc.
                        444 Madison Avenue, Suite 1800
                              New York, NY 10022
                       212-750-7878 / 212-750-2326  Fax


March 2, 2005

Mr. Shane Rodgers, CEO
Signal Companies Inc.
9229 West Sunset Blvd., Suite 830
Los Angeles, CA 90069


    Re: Expiration of Letter of Intent for the proposed acquisition of Cristina
        Acquisition Corp. (hereinafter "CAC") from Signal Companies, Inc. (hereinafter "Signal") by W3 Group, Inc. (hereinafter "W3").


Dear Mr. Rodgers:

The conditions of the Letter of Intent dated January 19, 2005, as amended on February 7, 2005, have not been met by CAC and Signal. Accordingly, this letter is formal notice of the expiration of the Letter of Intent, as amended, as of the close of business today (March 2, 2005) and thereafter said Letter of Intent shall be of no further force or effect.


Very truly yours,

W3 Group, Inc.

/s/ Robert Gordon

Robert Gordon
Acting President